Exhibit 21

Subsidiaries of the Company

CM Holding Trust, a Delaware business trust

CharterMac Equity Issuer Trust, a Delaware business trust

CharterMac Corporation, a Delaware corporation

Charter Credit Enhancement I, LLC, a Delaware limited liability company

Subsidiaries of CharterMac Equity Issuer Trust, a Delaware business trust

CharterMac Origination Trust I, a Delaware business trust

CharterMac Owner Trust I, a Delaware business trust

Subsidiaries of CharterMac Corporation

PW Funding, Inc. a Delaware corporation

CharterMac Capital Company, LLC, a Delaware limited liability company

CharterMac Guarantor LLC, a Delaware limited liability company

Subsidiaries of CharterMac Capital Company

Related Capital Company LLC, a Delaware limited liability company

Related Equities Corporation, a Delaware corporation

Related Capital Partners Inc., a Delaware corporation

Related Manager LLC

RCC Credit Facility LLC, , a Delaware limited liability company

Related AMI Associates Inc., a Delaware corporation

Subsidiary of CM Guarantor LLC

Related Charter L.P., a Delaware